EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the posting of the Annual Report on Form 10-K of MRC Global Inc., a Delaware corporation (the “Company”), for the year ended December 31, 2011 (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and,

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ Andrew R. Lane
Name:	Andrew R. Lane
Title:	Chairman, President and Chief Executive Officer

/s/ James E. Braun
Name:	James E. Braun
Title:	Executive Vice President and Chief Financial Officer

Date: March 5, 2012